Snowflake Reports Financial Results for the Fourth Quarter and Full Year of Fiscal 2022

•Product revenue of $359.6 million in the fourth quarter, representing 102% year-over-year growth
•Remaining performance obligations of $2.6 billion, representing 99% year-over-year growth
•5,944 total customers
•Net revenue retention rate of 178%
•184 customers with trailing 12-month product revenue greater than $1 million

No-Headquarters/BOZEMAN, Mont. - March 2, 2022 - Snowflake (NYSE: SNOW), the Data Cloud company, today announced financial results for its fourth quarter and full year of fiscal 2022, ended January 31, 2022.

Revenue for the quarter was $383.8 million, representing 101% year-over-year growth. Product revenue for the quarter was $359.6 million, representing 102% year-over-year growth. Remaining performance obligations were $2.6 billion, representing 99% year-over-year growth. Net revenue retention rate was 178% as of January 31, 2022. The company now has 5,944 total customers and 184 customers with trailing 12-month product revenue greater than $1 million. See the section titled “Key Business Metrics” for definitions of product revenue, remaining performance obligations, net revenue retention rate, total customers, and customers with trailing 12-month product revenue greater than $1 million.

“Snowflake finished fiscal 2022 with record-breaking consumption and bookings results, including triple-digit product revenue growth,” said Frank Slootman, Chairman and CEO, Snowflake. “Remaining performance obligations were $2.6 billion, representing year-on-year growth of 99%. Our net revenue retention rate reached 178% driven by continued growth from our largest customers.”

Fourth Quarter Fiscal 2022 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the fourth quarter of fiscal 2022:

	Fourth Quarter Fiscal 2022 GAAP Results		Fourth Quarter Fiscal 2022 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$359.6	102%

	Amount (millions)	Margin	Amount (millions)	Margin
Product gross profit	$257.2	72%	$269.6	75%
Operating income (loss)	($152.0)	(40%)	$18.1	5%
Net cash provided by operating activities	$78.9
Free cash flow			$70.7	18%
Adjusted free cash flow			$102.1	27%

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table titled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.

Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Full-Year Fiscal 2022 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the full-year fiscal 2022:

	Full-Year Fiscal 2022 GAAP Results		Full-Year Fiscal 2022 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$1,140.5	106%

	Amount (millions)	Margin	Amount (millions)	Margin
Product gross profit	$792.7	70%	$844.6	74%
Operating loss	($715.0)	(59%)	($31.2)	(3%)
Net cash provided by operating activities	$110.2
Free cash flow			$81.2	7%
Adjusted free cash flow			$149.8	12%

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table titled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.

Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the first quarter of fiscal 2023:

	First Quarter Fiscal 2023 GAAP Guidance		First Quarter Fiscal 2023 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$383 - $388	79 - 81%

				Margin
Operating loss				(2%)

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to common stockholders - diluted(2)			359

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) We may have a non-GAAP net income for the first quarter of fiscal 2023. As a result, we are presenting the weighted-average shares used in computing net income per share attributable to common stockholders - diluted in the non-GAAP column of the table above, giving effect to all dilutive securities (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). These dilutive securities would be excluded from the weighted-average shares used in computing net loss per share attributable to common stockholders - diluted if we are in a non-GAAP net loss position.

The following table summarizes our guidance for the full-year fiscal 2023:

	Full-Year Fiscal 2023 GAAP Guidance		Full-Year Fiscal 2023 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$1,880 - $1,900	65 - 67%

				Margin
Product gross profit				74.5%
Operating income				1%
Adjusted free cash flow				15%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to common stockholders - diluted(2)			360

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) We may have a non-GAAP net income for full-year fiscal 2023. As a result, we are presenting the weighted-average shares used in computing net income per share attributable to common stockholders - diluted in the non-GAAP column of the table above, giving effect to all dilutive securities (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). These dilutive securities would be excluded from the weighted-average shares used in computing net loss per share attributable to common stockholders - diluted if we are in a non-GAAP net loss position.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release. Our fiscal year ends January 31, and numbers are rounded for presentation purposes.

Conference Call Details

We will host a conference call today, beginning at 3 p.m. Mountain Time on March 2, 2022. Investors and participants can register for the call in advance by visiting https://conferencingportals.com/event/IHFzazQa. After registering, a confirmation will be sent via email, including dial-in details and unique conference call access codes required for call entry.

The call will also be webcast live on the Snowflake Investor Relations website.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days on the Snowflake Investor Relations website.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at https://investors.snowflake.com.

Statement Regarding Use of Non‑GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

▪Product gross profit, Operating income (loss), and Net income (loss). Our non-GAAP product gross profit, operating income (loss), and net income (loss) measures exclude the effect of stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, amortization of acquired intangibles, expenses associated with acquisitions and strategic investments, and the related income tax effect of these adjustments. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

▪Free cash flow and Adjusted free cash flow. Free cash flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software development costs. Adjusted free cash flow is defined as free cash flow plus (minus) net cash paid (received) on payroll tax-related items on employee stock transactions. Prior to the fiscal quarter ended April 30, 2021, adjusted free cash flow was defined as free cash flow plus cash paid on only employer payroll tax-related items on employee stock transactions. Starting with the fiscal quarter ended April 30, 2021, adjusted free cash flow is defined to also exclude the effects of employee payroll tax-related items on employee stock transactions, which are generally pass-through transactions that are expected to have a net zero impact on free cash flow over time, but that may impact free cash flow in any given fiscal quarter due to differences between the time that we receive funds from our employees and the time we remit those funds to applicable tax authorities. We believe that excluding the effects of these employee payroll tax-related items will enhance stockholders' ability to evaluate our free cash flow performance, including on a quarter-over-quarter basis. The impact of excluding employee payroll tax-related items on employee stock transactions from our definition of adjusted free cash flow was not significant for any prior periods. As a result, we have not restated adjusted free cash flow measures for any periods prior to the quarter ended April 30, 2021. Free cash flow margin and adjusted free cash flow margin are calculated as free cash flow or adjusted free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Business Metrics

We monitor our key business metrics, including (i) free cash flow starting with the fiscal quarter ended January 31, 2022, and (ii) the other metrics set forth below to help us evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for the definition of free cash flow. The calculation of our key business metrics may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

•Product Revenue. Product revenue is a key metric for us because we recognize revenue based on platform consumption, which is inherently variable at our customers’ discretion, and not based on the amount and duration of contract terms. Product revenue is primarily derived from the consumption of compute, storage, and data transfer resources, which are consumed by customers on our platform as a single, integrated offering. Customers have the flexibility to consume more than their contracted capacity during the contract term and may have the ability to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal. Our consumption-based business model distinguishes us from subscription-based software companies that generally recognize revenue ratably over the contract term and may not permit rollover. Because customers have flexibility in the timing of their consumption, which can exceed their contracted capacity or extend beyond the original contract term in many cases, the amount of product revenue recognized in a given period is an important indicator of customer satisfaction and the value derived from our platform. Product revenue excludes our professional services and other revenue.

•Remaining Performance Obligations. Remaining performance obligations (RPO) represent the amount of contracted future revenue that has not yet been recognized, including (i) deferred revenue, and (ii) non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods. RPO excludes performance obligations from on-demand arrangements and certain time and materials contracts that are billed in arrears. Portions of RPO that are not yet invoiced and are denominated in foreign currencies are revalued into USD each period based on the applicable period-end exchange rates. RPO is not necessarily indicative of future product revenue growth because it does not account for the timing of customers’ consumption or their consumption of more than their contracted capacity. Moreover, RPO is influenced by a number of factors, including the timing of renewals, the timing of purchases of additional capacity, average contract terms, seasonality, and the extent to which customers are permitted to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal.

•Total Customers. We count the total number of customers at the end of each period. For purposes of determining our customer count, we treat each customer account, including accounts for end-customers under a reseller arrangement, that has at least one corresponding capacity contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. For purposes of determining our customer count, we do not include customers that consume our platform only under on-demand arrangements. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

•Net Revenue Retention Rate. To calculate net revenue retention rate, we first specify a measurement period consisting of the trailing two years from our current period end. Next, we define as our measurement cohort the population of customers under capacity contracts that used our platform at any point in the first month of the first year of the measurement period. Starting with the fiscal quarter ended October 31, 2021, the cohorts used to calculate net revenue retention rate include end-customers under a reseller arrangement. We then calculate our net revenue retention rate as the quotient obtained by dividing our product revenue from this cohort in the second year of the measurement period by our product revenue from this cohort in the first year of the measurement period. Any customer in the cohort that did not use our platform in the second year remains in the calculation and contributes zero product revenue in the second year. Our net revenue retention rate is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity. Since we will continue to attribute the historical product revenue to the consolidated contract, consolidation of capacity contracts within a customer’s organization typically will not impact our net revenue retention rate unless one of those customers was not a customer at any point in the first month of the first year of the measurement period.

•Customers with Trailing 12-Month Product Revenue Greater than $1 Million. To calculate the number of customers with trailing 12-month product revenue greater than $1 million, we count the number of customers under capacity arrangements that contributed more than $1 million in product revenue in the trailing 12 months. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

Use of Forward‑Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance, the effects of COVID-19 or other public health crises on our business, results of operations, and financial condition, the effects of the recent and developing armed conflict in Ukraine on our business, results of operations, and financial condition, our ability to attract and retain customers, our ability to develop new products and services and enhance existing products and services, our ability to respond rapidly to emerging technology trends, our ability to execute on our business strategy, including our strategy related to the Data Cloud, our ability to increase and predict customer consumption of our platform, our ability to compete effectively, and our ability to manage growth.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-Q for the fiscal quarter ended October 31, 2021 and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-K that will be filed for the fiscal year ended January 31, 2022.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Snowflake
Snowflake enables every organization to mobilize their data with Snowflake’s Data Cloud. Customers use the Data Cloud to unite siloed data, discover and securely share data, and execute diverse analytic workloads. Wherever data or users live, Snowflake delivers a single data experience that spans multiple clouds and geographies. Thousands of customers across many industries, including 241 of the 2021 Fortune 500 and 488 of the 2021 Forbes Global 2000 (G2K) as of January 31, 2022, use Snowflake Data Cloud to power their businesses. Learn more at snowflake.com.

Investor Contact
Jimmy Sexton
IR@snowflake.com

Press Contact
Eszter Szikora
Press@snowflake.com

Source: Snowflake Inc.

Snowflake Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021

Revenue	$383,774	$190,465	$1,219,327	$592,049
Cost of revenue	134,180	82,904	458,433	242,588
Gross profit	249,594	107,561	760,894	349,461
Operating expenses:
Sales and marketing	203,287	154,050	743,965	479,317
Research and development	123,149	93,997	466,932	237,946
General and administrative	75,187	59,911	265,033	176,135
Total operating expenses	401,623	307,958	1,475,930	893,398
Operating loss	(152,029)	(200,397)	(715,036)	(543,937)
Interest income	2,342	1,853	9,129	7,507
Other income (expense), net	19,080	951	28,947	(610)
Loss before income taxes	(130,607)	(197,593)	(676,960)	(537,040)
Provision for income taxes	1,546	1,342	2,988	2,062
Net loss	$(132,153)	$(198,935)	$(679,948)	$(539,102)
Net loss per share attributable to common stockholders - basic and diluted	$(0.43)	$(0.70)	$(2.26)	$(3.81)
Weighted-average shares used in computing net loss per share attributable to common stockholders - basic and diluted	308,693,468	284,121,777	300,273,227	141,613,196

Snowflake Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31, 2022	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,085,729	$820,177
Short-term investments	2,766,364	3,087,887
Accounts receivable, net	545,629	294,017
Deferred commissions, current	51,398	32,371
Prepaid expenses and other current assets	149,523	66,200
Total current assets	4,598,643	4,300,652
Long-term investments	1,256,207	1,165,275
Property and equipment, net	105,079	68,968
Operating lease right-of-use assets	190,356	186,818
Goodwill	8,449	8,449
Intangible assets, net	37,141	16,091
Deferred commissions, non-current	124,517	86,164
Other assets	329,306	89,322
Total assets	$6,649,698	$5,921,739
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,441	$5,647
Accrued expenses and other current liabilities	200,664	125,315
Operating lease liabilities, current	25,101	19,650
Deferred revenue, current	1,157,887	638,652
Total current liabilities	1,397,093	789,264
Operating lease liabilities, non-current	181,196	184,887
Deferred revenue, non-current	11,180	4,194
Other liabilities	11,184	6,923
Stockholders’ equity	5,049,045	4,936,471
Total liabilities and stockholders’ equity	$6,649,698	$5,921,739

Snowflake Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(132,153)	$(198,935)	$(679,948)	$(539,102)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,912	3,215	21,498	9,826
Non-cash operating lease costs	9,658	8,635	35,553	33,475
Amortization of deferred commissions	11,052	7,608	37,876	28,841
Stock-based compensation, net of amounts capitalized	145,703	143,651	605,095	301,441
Net amortization of premiums on investments	11,064	7,513	48,002	8,630
Net unrealized gains on strategic investments in equity securities	(19,106)	—	(27,621)	—
Other	(1,238)	507	1,297	4,580
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable	(290,794)	(125,510)	(251,652)	(116,289)
Deferred commissions	(42,985)	(24,183)	(95,877)	(51,444)
Prepaid expenses and other assets	(46,361)	(32,869)	(159,159)	(62,349)
Accounts payable	2,780	928	7,371	(2,878)
Accrued expenses and other liabilities	36,666	35,775	79,772	58,252
Operating lease liabilities	(13,491)	(7,863)	(38,249)	(31,281)
Deferred revenue	402,191	201,142	526,221	312,881
Net cash provided by (used in) operating activities	78,898	19,614	110,179	(45,417)
Cash flows from investing activities:
Purchases of property and equipment	(4,012)	(11,019)	(16,221)	(35,037)
Capitalized internal-use software development costs	(4,160)	(1,279)	(12,772)	(5,293)
Cash paid for business combinations, net of cash acquired	—	—	—	(6,035)
Purchases of intangible assets	(13,152)	(2,190)	(24,334)	(8,374)
Purchases of investments	(1,207,942)	(3,624,832)	(4,250,338)	(4,859,852)
Sales of investments	33,066	148,365	440,069	177,070
Maturities and redemptions of investments	1,232,367	329,348	3,842,796	700,876
Net cash provided by (used in) investing activities	36,167	(3,161,607)	(20,800)	(4,036,645)
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	—	—	478,573
Proceeds from initial public offering and private placements, net of underwriting discounts	—	—	—	4,242,284
Proceeds from early exercised stock options	—	—	—	159
Proceeds from exercise of stock options	36,592	22,278	127,036	53,378
Proceeds from issuance of common stock under employee stock purchase plan	—	—	52,227	—
Proceeds from repayments of a nonrecourse promissory note	—	—	—	2,090
Repurchases of early exercised stock options	—	—	—	(30)
Payments of deferred purchase consideration for business combinations	(1,065)	—	(1,065)	(1,164)
Net cash provided by financing activities	35,527	22,278	178,198	4,775,290
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(257)	(11)	(236)	(11)
Net increase (decrease) in cash, cash equivalents, and restricted cash	150,335	(3,119,726)	267,341	693,217
Cash, cash equivalents, and restricted cash—beginning of period	952,199	3,954,919	835,193	141,976
Cash, cash equivalents, and restricted cash—end of period	$1,102,534	$835,193	$1,102,534	$835,193

Snowflake Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended January 31, 2022
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$359,558	94%
Professional services and other revenue	24,216	6%
Revenue	383,774	100%
Year-over-year growth	101%

Cost of revenue:
Cost of product revenue	102,397	27%	$(11,892)	$(566)	$—	$89,939	23%
Cost of professional services and other revenue	31,783	8%	(10,529)	—	—	21,254	6%
Total cost of revenue	134,180	35%	(22,421)	(566)	—	111,193	29%

Gross profit (loss):
Product gross profit	257,161		11,892	566	—	269,619
Professional services and other gross profit (loss)	(7,567)		10,529	—	—	2,962
Total gross profit	249,594	65%	22,421	566	—	272,581	71%
Product gross margin	72%		3%	—%	—%	75%
Professional services and other gross margin	(31%)		43%	—%	—%	12%
Total gross margin	65%		6%	—%	—%	71%

Operating expenses:
Sales and marketing	203,287	53%	(49,791)	—	—	153,496	39%
Research and development	123,149	32%	(61,686)	(1,200)	—	60,263	16%
General and administrative	75,187	20%	(33,868)	(412)	(143)	40,764	11%
Total operating expenses	401,623	105%	(145,345)	(1,612)	(143)	254,523	66%
Operating income (loss)	$(152,029)	(40%)	$167,766	$2,178	$143	$18,058	5%
Operating margin	(40%)		44%	1%	—%	5%

(1) Stock-based compensation-related charges included approximately $21.7 million of employer payroll tax-related expenses on employee stock transactions.

	Three Months Ended January 31, 2021
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$178,288	94%
Professional services and other revenue	12,177	6%
Revenue	190,465	100%
Year-over-year growth	117%

Cost of revenue:
Cost of product revenue	63,770	33%	$(10,171)	$(566)	$—	$53,033	28%
Cost of professional services and other revenue	19,134	11%	(8,702)	—	—	10,432	5%
Total cost of revenue	82,904	44%	(18,873)	(566)	—	63,465	33%

Gross profit (loss):
Product gross profit	114,518		10,171	566	—	125,255
Professional services and other gross profit (loss)	(6,957)		8,702	—	—	1,745
Total gross profit	107,561	56%	18,873	566	—	127,000	67%
Product gross margin	64%		6%	—%	—%	70%
Professional services and other gross margin	(57%)		71%	—%	—%	14%
Total gross margin	56%		11%	—%	—%	67%

Operating expenses:
Sales and marketing	154,050	81%	(52,438)	—	—	101,612	54%
Research and development	93,997	49%	(53,440)	—	—	40,557	21%
General and administrative	59,911	31%	(28,713)	(352)	(44)	30,802	16%
Total operating expenses	307,958	161%	(134,591)	(352)	(44)	172,971	91%
Operating loss	$(200,397)	(105%)	$153,464	$918	$44	$(45,971)	(24%)
Operating margin	(105%)		81%	—%	—%	(24%)

(1) Stock-based compensation-related charges included approximately $9.6 million of employer payroll tax-related expenses on employee stock transactions.

	Twelve Months Ended January 31, 2022
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$1,140,469	94%
Professional services and other revenue	78,858	6%
Revenue	1,219,327	100%
Year-over-year growth	106%

Cost of revenue:
Cost of product revenue	347,817	29%	$(49,705)	$(2,266)	$—	$295,846	24%
Cost of professional services and other revenue	110,616	9%	(42,470)	—	—	68,146	6%
Total cost of revenue	458,433	38%	(92,175)	(2,266)	—	363,992	30%

Gross profit (loss):
Product gross profit	792,652		49,705	2,266	—	844,623
Professional services and other gross profit (loss)	(31,758)		42,470	—	—	10,712
Total gross profit	760,894	62%	92,175	2,266	—	855,335	70%
Product gross margin	70%		4%	—%	—%	74%
Professional services and other gross margin	(40%)		54%	—%	—%	14%
Total gross margin	62%		8%	—%	—%	70%

Operating expenses:
Sales and marketing	743,965	61%	(215,760)	—	—	528,205	43%
Research and development	466,932	38%	(248,032)	(3,941)	—	214,959	18%
General and administrative	265,033	22%	(119,492)	(1,621)	(574)	143,346	12%
Total operating expenses	1,475,930	121%	(583,284)	(5,562)	(574)	886,510	73%
Operating loss	$(715,036)	(59%)	$675,459	$7,828	$574	$(31,175)	(3%)
Operating margin	(59%)		55%	1%	—%	(3%)

(1) Stock-based compensation-related charges included approximately $69.1 million of employer payroll tax-related expenses on employee stock transactions.

	Twelve Months Ended January 31, 2021
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$553,794	94%
Professional services and other revenue	38,255	6%
Revenue	592,049	100%
Year-over-year growth	124%

Cost of revenue:
Cost of product revenue	193,835	33%	$(18,724)	$(1,696)	$—	$173,415	29%
Cost of professional services and other revenue	48,753	8%	(16,104)	—	—	32,649	6%
Total cost of revenue	242,588	41%	(34,828)	(1,696)	—	206,064	35%

Gross profit (loss):
Product gross profit	359,959		18,724	1,696	—	380,379
Professional services and other gross profit (loss)	(10,498)		16,104	—	—	5,606
Total gross profit	349,461	59%	34,828	1,696	—	385,985	65%
Product gross margin	65%		4%	—%	—%	69%
Professional services and other gross margin	(27%)		42%	—%	—%	15%
Total gross margin	59%		6%	—%	—%	65%

Operating expenses:
Sales and marketing	479,317	81%	(104,537)	(12)	—	374,768	63%
Research and development	237,946	40%	(103,954)	—	—	133,992	23%
General and administrative	176,135	30%	(72,647)	(1,069)	(296)	102,123	17%
Total operating expenses	893,398	151%	(281,138)	(1,081)	(296)	610,883	103%
Operating loss	$(543,937)	(92%)	$315,966	$2,777	$296	$(224,898)	(38%)
Operating margin	(92%)		54%	—%	—%	(38%)

(1) Stock-based compensation-related charges included approximately $14.2 million of employer payroll tax-related expenses on employee stock transactions.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021

Revenue	$383,774	$190,465	$1,219,327	$592,049

GAAP net cash provided by (used in) operating activities	$78,898	$19,614	$110,179	$(45,417)
Less: purchases of property and equipment	(4,012)	(11,019)	(16,221)	(35,037)
Less: capitalized internal-use software development costs	(4,160)	(1,279)	(12,772)	(5,293)
Non-GAAP free cash flow	70,726	7,316	81,186	(85,747)
Add: net cash paid on payroll tax-related items on employee stock transactions	31,378	9,940	68,645	14,136
Non-GAAP adjusted free cash flow	$102,104	$17,256	$149,831	$(71,611)
Non-GAAP free cash flow margin	18%	4%	7%	(14%)
Non-GAAP adjusted free cash flow margin	27%	9%	12%	(12%)